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As filed with the Securities and Exchange Commission on July 28, 2003

Registration No. 333-38614

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-3971414 (I.R.S. Employer Identification Number)
2520 Renaissance Boulevard King of Prussia, Pennsylvania 19406 (Address of Principal Executive Offices) (Zip Code)

1991 EMPLOYEE STOCK OPTION PLAN
(Full title of the plan)

Mr. Jerry R. Welch
President and Chief Executive Officer
FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and address of agent for service)

(610) 292-6600
(Telephone number, including area code, of agent for service)

        This Post-Effective Amendment No. 2 to FAO, Inc.'s Registration Statement on Form S-8, Registration No. 333-38614 (the "Registration Statement"), is being filed to deregister certain shares of common stock, $.001 par value per share (the "Common Stock"), of FAO, Inc. (the "Company") that were registered for issuance pursuant to awards granted under the FAO, Inc. 1991 Employee Stock Option Plan (the "1991 Plan"). The Registration Statement registered 175,000 shares of Common Stock issuable under the 1991 Plan. The Company hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

Item 8. Exhibits.

The following exhibit is filed as part of this Amendment to the Registration Statement.

Exhibit Number	Exhibit
24.1	Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on this 28th day of July, 2003.

FAO, INC.

By:	/s/ JERRY R. WELCH
Name:	Jerry R. Welch
Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Jerry R. Welch		President and Chief Executive Officer, Director	July 28, 2003
* Richard A. Kayne		Director	July 28, 2003
* Fred Kayne		Chairman of the Board, Director	July 28, 2003
* Jill T. Higgins		Director	July 28, 2003
* Douglas Coltharp		Director	July 28, 2003
* Brian McDermott		Director	July 28, 2003
* Charles Norris		Director	July 28, 2003
* David Walsh		Director	July 28, 2003
* Jerry Kollar		Senior Vice President-Finance and Controller (Principal Financial Officer and Principal Accounting Officer)	July 28, 2003
*By:	/s/ JERRY R. WELCH Jerry R. Welch Pursuant to power of attorney dated June 27, 2003

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  Item 8. Exhibits.
SIGNATURES